UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Item 1.01 Entry into Material Definitive Agreement.

The information required by this Item 1.01 is set forth in Item 2.01 below, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2021, pursuant to a previously-disclosed asset purchase agreement dated May 25, 2021 by and between Trinseo PLC (formerly Trinseo S.A.), its subsidiary, Trinseo Deutschland GmbH, and certain of its other subsidiaries (together, “Trinseo”) and Synthos S.A. (“Buyer”) (as amended on October 21, 2021, the “Purchase Agreement”), Trinseo completed the sale of its Synthetic Rubber business (the “Rubber Business”) to Buyer (the “Asset Sale”) for a purchase price of $402.4 million in cash. The purchase price reflects a reduction of approximately $41.6 million for the assumption of pension liabilities by Buyer, as well as a reduction of $47.0 million for the exclusion of intangible net working capital from the previously-announced scope of the Asset Sale. The Asset Sale included (i) Trinseo’s rights to and interest in its Rubber Business facility located in Schkopau, Germany, (ii) all fixed assets, inventories, other movable property, contracts, rights and, intellectual property and pension and certain other liabilities as specified in the Purchase Agreement related to the Rubber Business, (iii) certain equity investments held by Trinseo, and (iv) those assets accruing to the Rubber Business up until the closing date. As part of the Asset Sale, Trinseo and Buyer also entered into a services agreement, pursuant to which Trinseo will provide certain services to Buyer, and a long term-supply agreement for the supply of certain raw materials.

Item 8.01 Other Items.

On December 1, 2021, the Company issued a press release to announce the closing of the Asset Sale, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 1, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Date: December 1, 2021